Exhibit 10.3.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) dated as of Oct 3, 2013 ls entered into between SR OFFICE PROPERTIES LLC, a California limited liability company (“Landlord”) and RUTHIGEN, INC., a Nevada corporation (“Tenant”).

THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts understandings and intentions:

A.    Landlord (successor in interest to CA-Waterfall Center Limited Partnership, a Delaware limited partnership) and Tenant (successor in interest to Gladiator Capital Funds, LLC, a California limited liability company) previously entered into that certain Lease dated June 29, 2010, as amended by that certain First Amendment to Lease dated August 18, 2011, as amended by that certain Second Amendment to Lease dated September 1, 2012 and that certain Assignment and Assumption of Lease Agreement dated March 5, 2013 (collectively, the “Lease”), pursuant to which Landlord leases to tenant approximately Nine Hundred Ninety five (995) rentable square feet of space Suite Cl16 (the “Premises” ) within the building known as 2455 Bennett Valley Road Santa Rosa, California (the “Building”), as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

B.    Guarantor (under the pseudonym Hoji Alimi) is the guarantor of the Lease pursuant to that certain Guaranty dated June 29, 2010 (the “Guaranty”).

C.    Landlord and Tenant now desire to amend the Lease as provided herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.   Term. The Term of the Lease is hereby extended for an additional twelve (12) months (the “Extended Term”) commencing November 1, 2013 and expiring October 31, 2014.

2.    The Base Rent for the Premises during the Extended Term shall be as follows:

Period	Total Monthly Basis Rent Per Square Foot	Monthly Full Service Base Rent
11/1/2013 – 10/31/2014	$1.70	$1,691.50

3.   Entire Agreement. This Amendment, together with the Lease, represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the Premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

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4.   Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

5.   Counterparts/Facsimile. This Amendment may be executed in counterparts and delivered via facsimile.

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In Witness whereof, the parties hereto have executed this Amendment as of the day and year first above written.

“LANDLORD”		“Tenant”

SR OFFICE PROPERTIES LLC,		Ruthigen, Inc., a Nevada corporation
a California limited liability company

By:	G&W Ventures, LLC,	By:	Ruthigen, Inc.
	a California limited liability company	Name:
	Managing Member	Its:	Hojabr Alimi

By:	/s/ Matthew T. White
Matthew T. White, Manager

“GUARANTOR”

The undersigned Guarantor has a financial interest in the Tenant, and hereby consents to the above Amendment and confirms and ratifies the continued full validity and enforceability of the Guaranty of the Lease as amended by the above Amendment.

/s/ Hojabr Alimi
Hojabr Alimi, an individual

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